EXHIBIT 16.1

                                De Joya & Company
                      8275 South Eastern Avenue, Suite 200
                            Las Vegas, Nevada  89123
                               Phone: 702.938.0493
                                Fax: 702.920.8049



November  10,  2005



Securities  and  Exchange  Commission
450  5th  Street  NW
Washington,  D.C.  20549


     Re:  Digital  Security,  Inc.,  f/k/a  DCM  Enterprises,  Inc.


Gentlemen:

We have read Item 4.01 of Digital Security, Inc., f/k/a DCM Enterprises, Inc.'s Form 8-KA dated November 10, 2005 and agree with the statements therein concerning De Joya & Company.


/s/  De  Joya  &  Company
-------------------------
De  Joya  &  Company


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